Exhibit 32

Certification Pursuant to 18 U.S.C. Section 1350

(as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with this quarterly report of Nanophase Technologies Corporation (the “Company”) on Form 10-Q for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Joseph E. Cross, Chief Executive Officer of the Company, and Jess A. Jankowski, Acting Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 13, 2003

/s/ Joseph E. Cross

Joseph E. Cross
Chief Executive Officer

/s/ Jess A. Jankowski

Jess A. Jankowski
Acting Chief Financial Officer